UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014 (November 19, 2014)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1319 Marquette Drive, Romeoville, Illinois	60446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 19, 2014, Nanophase Technologies Corporation (the “Company”) and Roche Diagnostics GmbH (“Roche”) entered into the First Amendment (the “Amendment”) to the Supply Agreement of March 3, 2006 (the “Supply Agreement”), between the Company and Roche. The Amendment sets forth the minimum product order size and the binding product quantities that Roche has ordered from the Company for delivery during the second half of 2014 and during 2015 and 2016, as well as the fixed price per kilogram that will be charged by the Company for such orders. The Amendment also revises the time period for payment by Roche and addresses the use of Roche’s trademarks and trade/company names by the Company.

All other terms and conditions in the Supply Agreement as in effect immediately prior to the Amendment remain in full force and effect thereafter. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed, with confidential portions redacted, as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following item is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Exhibit

10.1*	First Amendment to the Supply Agreement, entered into on November 19, 2014, between the Company and Roche Diagnostics GmbH

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2014

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ Frank Cesario
	Name:	Frank Cesario
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1*	First Amendment to the Supply Agreement, entered into on November 19, 2014, between the Company and Roche Diagnostics GmbH

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.